Exhibit 99.1

News Release

Ritchie Bros. Announces Discontinuation of Euro Auctions Acquisition

VANCOUVER, B.C. (April 29, 2022) – Ritchie Bros. Auctioneers (NYSE: RBA) and (TSX: RBA) ("Ritchie Bros." or the "Company"), a leading global asset management, disposition, and services company today announced that its wholly owned indirect subsidiary, Ritchie Bros. UK Holdings Ltd. (“RB Purchaser”) is discontinuing the Phase 2 review by the UK Competition and Markets Authority (the “CMA”). The Sale and Purchase Agreement dated August 9, 2021 (the “Agreement”) pursuant to which the RB Purchaser had agreed to purchase Euro Auctions Limited, William Keys & Sons Holdings Limited, Equipment & Plant Services Ltd and Equipment Sales Ltd. will automatically terminate on June 28, 2022.

The decision follows the referral of the proposed acquisition to a Phase 2 review by the CMA. Amongst other things, completion of the Agreement is conditional on receipt of clearance from the CMA on terms satisfactory to the RB Purchaser, but after extensive consideration the RB Purchaser does not believe there is any realistic prospect for approval by the CMA on such terms given the significant concerns raised by the CMA to date.

The Company intends to issue redemption notices with respect to the US$600 million aggregate principal amount of 4.750% senior notes due 2031 and the C$425 million aggregate principal amount of 4.950% senior notes due 2029 previously issued to finance a portion of the cash consideration for the proposed acquisition and expects to complete the redemptions within 10 business days.

Ann Fandozzi, the Company’s Chief Executive Officer, said: “We are disappointed by the decision taken by the CMA to refer the proposed acquisition to a Phase 2 review and respectfully disagree with their views. While we believe the proposed acquisition would have accelerated our strategy, we remain committed to forging ahead in our transformational journey to become the trusted global marketplace for insights, services and transaction solutions. We will continue to seek out and execute on organic investments and key acquisitions to accelerate our pace in achieving our ultimate vision.”

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offering live auction events with online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; Ritchie Bros. Private Treaty, offering privately negotiated sales; and sector-specific solutions GovPlanet, TruckPlanet, and Kruse Energy. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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News Release

Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, "forward-looking statements"), including, in particular, statements regarding the timing of the redemption of the senior notes future growth initiatives, acquisitions and other opportunities for Ritchie Bros., future financial and operational results, personnel matters and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as "expect", "plan, "anticipate", "project", "target", "potential", "schedule", "forecast", "budget", "estimate", "intend" or "believe" and similar expressions or their negative connotations, or statements that events or conditions "will", "would", "may", "could", "should" or "might" occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.' control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros. operates; deterioration of or instability in the economy, the markets we serve or the financial markets generally; currency fluctuations; as well as the risks and uncertainties set forth in Ritchie Bros.' Annual Report on Form 10-K for the year ended December 31, 2021, which is available on the SEC, SEDAR, and Ritchie Bros.' websites. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.' forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

For more information, please contact:

Ian Malinski

Media Relations Manager

+1.778.331.5432

CorpComm@rbauction.com

For investor inquiries, please contact:

Sameer Rathod

Vice President, Investor Relations & Market Intelligence

+1.510.381.7584

srathod@ritchiebros.com

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